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                                                                   EXHIBIT 10(d)

                        SUPERCONDUCTIVE COMPONENTS, INC.

                      1991 NON-STATUTORY STOCK OPTION PLAN


         1. PURPOSE. The purpose of this 1991 Non-Statutory Stock Option Plan (the "Plan") is to advance the interests of Superconductive Components, Inc. (the "Company") by providing an opportunity to selected key employees and directors of the Company and its subsidiaries and to consultants, sales representatives, technical advisory committee members, and others who may associate with the Company or its subsidiaries to purchase stock of the Company through the exercise of options granted under the Plan. By encouraging such stock ownership, the Company seeks to attract, retain, and motivate employees, directors, consultants, advisers, sales , representatives and other employees of training, experience, and ability.

         2. EFFECTIVE DATE. The Plan shall become effective on February 21,
1991.

         3. STOCK SUBJECT TO THE PLAN. The shares that may be granted under the Plan shall not exceed in the aggregate 200,000 shares of no par value Common Stock of the Company. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be the subject of an option under the Plan. The shares delivered upon exercise of options under the Plan, in whole or in part, may be either authorized but unissued shares or issued shares reacquired by the Company. Options granted hereunder shall not be treated as incentive stock options.

         4. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company, unless the Board of Directors shall designate such administration to a committee (the "Stock Option Committee") consisting of not less than three directors, who shall continue to be eligible to participate in the Plan. If the Board does not appoint a Stock Option Committee, any reference in the Plan to the Stock Option Committee shall mean the Board of Directors. Subject to the provisions of the Plan, the Stock Option Committee shall have full power to construe and interpret the Plan and to establish, amend, and rescind rules and regulations for its administration.

         5.       ELIGIBLE EMPLOYEES AND DIRECTORS.

                  (a) Persons shall be selected by the Stock Option Committee from among the key employees, directors, consultants; advisers and sales representatives of the Company, or any of its subsidiaries, to be recommended to the Board of Directors to receive options under the Plan.

                  (b) NUMBER OF SHARES. Each option agreement shall specify the number of shares to which it pertains.

                  (c) EXERCISE OF OPTIONS. Each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board of Directors may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any shares later' than ten (10) years after the date of the grant of such option.

                  (d) NOTICE OF EXERCISE AND PAYMENT. An option shall be exercisable only by delivery of a written notice to the Stock Option Committee, any member of the Stock Option Committee, the Company's Treasurer, or any other officer of the Company designated by the Stock Option Committee to accept such notices on its behalf, specifying the number of shares for which it is exercised. If said shares are not at the time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter containing representations and warranties, in form and substance satisfactory to the Company, that the shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time of delivery to the optionee of a certificate or certificates covering the number of shares for which the option was exercised. Payment shall be made either by (i) cashier's or certified check,
(ii) if permitted by a vote of the Board of Directors, by delivery and assignment to the Company of shares of Company stock, or (iii) by a combination of (i) and (ii). The value of the Company's common stock for such purpose shall be its fair market


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value as of the date the option is exercised, as determined in accordance with the procedures to be established by the Stock Option Committee.

                  (e) NON-TRANSFERABILITY. No option shall be transferable by the optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable, during the optionee's lifetime, only by the optionee.

                  (f) TERMINATION OF OPTIONS. Unless otherwise provided for in the stock option agreements or by the Board of Directors, each option shall terminate and may no longer be exercised if the optionee ceases for any reason to be an employee, director, advisor or sales representative of the Company or a subsidiary, except that:

                           (i) if the optionee's employment or directorship
shall have terminated for any reason other than cause, disability (as defined below), or death, the optionee at any time within a period of thirty (30) days after such termination of employment or directorship, but not later than the expiration date of the option, may exercise the option to the extent that the option was exercisable by the optionee on the date of such termination;

                           (ii) if the optionee's employment or directorship
shall have been terminated because of disability within the meaning of Section 105(d)(4) of the Internal Revenue. Code of 1986, as amended (the "Code"), the optionee at any time within a period of one (1) year after such termination of employment or directorship, but not later than the expiration date of the option, may exercise the option to the extent that the option was exercisable by the optionee on the date of such termination; and

                           (iii) if the optionee dies at a time when the option
was exercisable by the optionee, then the optionee's estate, personal representative, or beneficiary to whom it has been transferred pursuant to paragraph 7(f), at any time within a period of six (6) months following the death, but not later than the expiration date of the option, may exercise the option to the extent the option might have been exercised at the time of the optionee's death.

                  (g) RIGHTS AS SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any shares covered by an option until the date of issuance of a stock certificate to the optionee for such shares.

         8. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATIONS. Appropriate adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan and in the number, kind, and option price of shares covered by outstanding options granted hereunder to give effect to any stock dividends or other distribution, stock splits, stock combinations, recapitalizations, and other similar changes in the capital structure of the Company after the effective date of the Plan.

                  (b) No optionee may receive options under the Plan in any one fiscal year of the Company exceeding that number of shares representing 15% of the total number of shares which options may be granted under the Plan and no optionee shall be entitled to receive options under the Plan exceeding in the aggregate that number of shares representing 33-1/3% of the total number of shares for which options may be granted under the Plan, in each case as such total number of shares may be increased from time to time with shareholder approval.

                  (c) Options may be granted by the Board of Directors to its members on the recommendation of the Stock Option Committee only at meetings of the Board of Directors held in the months of February, May, August, and November of each year.

                  (d) Options granted under the Plan to key employees and directors of the Company shall not be exercisable until a period of one year from the date of grant, except in the event of the optionee's termination of employment as a result of disability or death as specified in paragraph 7(f), in which event the option shall be immediately exercisable for the corresponding period specified in paragraph 7(f).

                  (e) Notwithstanding any other provision of the Plan, no option shall be exercisable unless the sale of the underlying shares is registered or qualified under applicable federal and state securities laws or, in the opinion of counsel for the Company, there is an available exemption for the underlying shares from such registration or qualification.


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         6. DURATION OF THE PLAN. The Plan shall terminate ten (10) years from the effective date of February 21, 1991, unless terminated earlier pursuant to paragraph 10, and no options may be granted thereafter.

         7. TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Stock Option Committee shall approve from time to time, which agreements shall include, but are-not limited to, the following terms and conditions:

                  (a) PRICE. Each option agreement shall specify the purchase price per share of stock payable upon the exercise of each option granted hereunder, as determined by the Board of Directors.

         9. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted in such a manner as the Stock Option Committee may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. If the Company at any time should elect to dissolve, sell all or substantially all of its assets, undergo a reorganization, or merge or consolidate with any corporation and the Company is not the surviving corporation, then (unless in the case of a reorganization, merger, or consolidation where the surviving corporation assumes the optionees' rights under the Plan or issues substantially equivalent substitute rights in place thereof) each optionee shall be notified of his or her right to exercise all outstanding options prior to any such dissolution, sale, reorganization, merger, or consolidation. The failure to exercise such outstanding options within twenty
(20) days of such notification shall cause the options to be terminated.

         10. TERMINATION OR AMENDMENT OF THE PLAN. The Board of Directors may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable, provided that no such termination or amendment shall adversely affect or impair any then outstanding option without the consent of the optionee holding such option.

         11. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge, or modify the employment relationship between the Company and the optionee. Nothing contained in the Plan shall be construed as conferring upon any optionee any right to continue in the employ of the Company.

         12.      DEFINITION.

                  (a) The term "key employees" means those executive, administrative, operational, or managerial employees who are determined by the Stock Option Committee to be eligible for options under the Plan.

                  (b) The term "optionee" means a key associate or a director to whom an option is granted under the Plan.

                  (c) The term "Parent", for purposes of the Plan, shall have the meaning ascribed to it under Section 425(e) of the Code.

                  (d) The term "subsidiary", for purposes of the Plan, shall have the meaning ascribed to it under Section 425(f) of the Code.

         The undersigned, pursuant to approval of the Board of Directors on February 21, 1991, does herewith execute this Superconductive Components, Inc. 1991 Non-Statutory Stock Option Plan effective February 21, 1991.


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                                          Chairman of the Board of Directors


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